CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                          PRINCIPAL FINANCIAL OFFICERS

I.    COVERED OFFICERS/PURPOSE OF THE CODE

This code of ethics (the "Code") is established for each fund listed on Attachment A hereto (each a Fund" and together the "Funds") pursuant to Section 406 of the Sarbanes-Oxley Act and the rules adopted thereunder by the Securities and Exchange Commission ("SEC"). The Code applies to each Fund's Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer or Controller, or senior officers performing similar functions (the "Covered Officers" each of whom are set forth in Exhibit B) for the purpose of promoting:

         o honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

         o full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the SEC and in other public communications made by a Fund;

         o  compliance with applicable governmental laws, rules and regulations;

         o the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

         o  accountability for adherence to the Code.

Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II. CONFLICTS OF INTEREST

A "conflict of interest" occurs when a Covered Officer's private interest interferes with the interests of, or his service to, a Fund. For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position with a Fund.
Certain conflicts of interest arise out of the relationships between Covered Officers and a Fund and already are subject to conflict of interest provisions in the Investment Company Act of 1940, as amended (the "1940 Act") and the Investment Advisers Act of 1940, as amended (the "Advisers Act"). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with a Fund because of their status as "affiliated persons" of the Fund. A Fund's and its investment adviser's compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of this Code.

Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationships between a Fund and the Fund's investment adviser, principal underwriter, administrator, or other service providers to the Fund (together "Service Providers"), of which the Covered Officers may also be principals or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties

(whether formally for a Fund or for a Service Provider, or for both), be involved in establishing policies and implementing decisions that will have different effects on such Service Providers and a Fund. The participation of the Covered Officers in such activities is inherent in the contractual relationships between a Fund and its Service Providers and is consistent with the performance by the Covered Officers of their duties as officers of the Fund. Thus, if performed in conformity with the provisions of the 1940 Act and the Advisers Act, such activities will be deemed to have been handled ethically. In addition, it is recognized by the Funds' Board of Directors/Trustees ("Boards") that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.

Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the 1940 Act and the Advisers Act. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of a Fund. Each Covered Officer must:

         o not use his personal influence or personal relationships improperly to influence investment decisions or financial reporting by a Fund whereby the Covered Officer would benefit personally to the detriment of the Fund;

         o not cause a Fund to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit the Fund; and

         o not retaliate against any other Covered Officer or any employee of a Fund or its affiliated persons for reports of potential violations that are made in good faith.

There are some actual or potential conflict of interest situations that should always be brought to the attention of, and discussed with, the Funds' Chief Legal Officer or other senior legal officer, if material. Examples of these include:

         o  service as a director on the board of any public or private company;

         o  the receipt of any non-nominal gifts;

         o the receipt of any entertainment from any company with which a Fund has current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

         o any ownership interest in (other than insubstantial interests in publicly traded entities), or any consulting or employment relationship with, any of a Fund's Service Providers, other than its investment adviser, principal underwriter, administrator or any affiliated person thereof; and

         o a direct or indirect financial interest in commissions, transaction charges or spreads paid by a Fund for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership.

III.   DISCLOSURE AND COMPLIANCE

       Each Covered Officer:

         o should familiarize himself with the disclosure requirements generally applicable to the Funds;

         o should not knowingly misrepresent, or cause others to misrepresent, facts about a Fund to others, whether within or outside the Fund, including to the Fund's Board of Directors/Trustees and its auditors, and to governmental regulators and self-regulatory organizations;

         o should, to the extent appropriate within his area of responsibility, consult with other officers and employees of a Fund and its Service Providers with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Fund files with, or submits to, the SEC and in other public communications made by the Fund; and

         o is responsible to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV.    REPORTING AND ACCOUNTABILITY

       Each Covered Officer must:

         o upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board of Directors/Trustees that he has received, read, and understands the Code;

         o annually thereafter affirm to the Board of Directors/Trustees that he has complied with the requirements of the Code; and

         o notify the Funds' Chief Legal Officer promptly if he knows of any violation of this Code. Failure to do so is itself a violation of this Code.

The Funds' Chief Legal Officer is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. In such situations, the Chief Legal Officer is authorized to consult, as appropriate, with counsel to the Funds, counsel to the Independent Directors/Trustees, a Board Committee comprised of Independent Directors/Trustees, or the full Board.

The Funds will follow the following procedures in investigating and enforcing this Code:

         o the Funds Chief Legal Officer will take all appropriate action to investigate any potential violations reported to her;

         o if, after such investigation, the Chief Legal Officer believes that no violation has occurred, the Chief Legal Officer is not required to take any further action;

         o any matter that the Chief Legal Officer believes is a violation or that the Chief Legal Officer believes should be reviewed by a Fund's Board or Board

            Committee comprised of Independent Directors/Trustees will be reported to the Fund's Board or Board Committee comprised of Independent Directors/Trustees;

         o based upon its review of any matter referred to it, a Fund's Board or Board Committee comprised of Independent Directors/Trustees shall determine whether or not a violation has occurred, whether a grant of waiver is appropriate or whether some other action should be taken. Based upon its determination, the Fund's Board or Board Committee comprised of Independent Directors/Trustees may take such action as it deems appropriate, which may include without limitation: modifications of applicable policies and procedures; notification to appropriate personnel of the Fund's investment adviser, principal underwriter or administrator, or their boards; notification to other Funds for which the Covered Officer serves as a Covered Officer; or recommendation to dismiss the Covered Officer; and

         o any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

V.    OTHER POLICIES AND PROCEDURES

This Code shall be the sole code of ethics adopted by the Funds for purposes of
Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of a Fund or its Service Providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Funds' and their investment adviser's and principal underwriter's code of ethics under Rule 17j-1 under the 1940 Act are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VI.   AMENDMENTS

Any amendments to this Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Board, including a majority of Independent Directors/Trustees.

VII.  CONFIDENTIALITY

All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Fund Board of Directors/Trustees, counsel to the Fund, and counsel to the Fund Independent Directors/Trustees.

VIII. INTERNAL USE

The Code is intended solely for the internal use by the Funds and does not constitute an admission, by or on behalf of a Fund, as to any fact, circumstance, or legal conclusion.

IX.   RECORDKEEPING

      A Fund shall keep the information disclosed about waivers and amendments under the Code for the period of time as specified in the rules adopted pursuant to Section 406 of the Sarbanes-Oxley Act, and furnish such information to the SEC or its staff upon request.

Adopted and approved as of September 3, 2003.

                                    EXHIBIT A

                      Funds Covered by this Code of Ethics
The Retail Funds:

Strategic Partners Asset Allocation Funds - Strategic Partners Moderate Growth Fund
Strategic Partners Asset Allocation Funds - Strategic Partners Conservative Growth Fund
Strategic Partners Asset Allocations Funds - Strategic Partners High Growth Fund Strategic Partners Style Specific Funds - Jennison Conservative Growth Fund Strategic Partners Style Specific Funds - Strategic Partners Small Capitalization Value Fund
Strategic Partners Style Specific Funds - Strategic Partners Large Capitalization Value Fund
Strategic Partners Style Specific Funds - Strategic Partners Total Return Bond Fund

Dryden California Municipal Fund: California Income Series
Dryden California Municipal Fund: California Series
Dryden Municipal Series Fund: Florida Series
Dryden Municipal Series Fund: New Jersey Series
Dryden Municipal Series Fund: New York Series
Dryden Municipal Series Fund: Pennsylvania Series

Cash Accumulation Trust - Liquid Assets Fund
Cash Accumulation Trust - National Money Market Fund
Dryden Index Series Fund: Dryden Stock Index Fund
The Prudential Investment Portfolios, Inc., Jennison Equity Opportunity Fund The Prudential Investment Portfolios, Inc., Jennison Growth Fund
The Prudential Investment Portfolios, Inc., Dryden Active Allocation Fund The Prudential Investment Portfolios, Inc., JennisonDryden Asset Allocation Funds
   o JennisonDryden Conservative Allocation Fund
   o JennisonDryden Moderate Allocation Fund
   o JennisonDryden Growth Allocation Fund
Jennison Small Company Fund, Inc.

Dryden Tax-Managed Funds - Dryden Large Cap-Core Equity Fund
Dryden Small-Cap Core Equity Fund, Inc.
Jennison U.S. Emerging Growth Fund, Inc.
Jennison Value Fund
Prudential World Fund, Inc., Jennison Global Growth Fund
Prudential World Fund, Inc., Strategic Partners International Value Fund Prudential World Fund, Inc., Dryden International Equity Fund
Dryden Government Securities Trust - Money Market Series

Jennison Sector Funds, Inc. - Jennison Financial Services Fund
Jennison Sector Funds, Inc. - Jennison Health Sciences Fund
Jennison Sector Funds, Inc. - Jennison Technology Fund
Jennison Sector Funds, Inc. - Jennison Utility Fund

Jennison Blend Fund, Inc.
Dryden Global Total Return Fund, Inc.
Dryden High Yield Fund, Inc.
MoneyMart Assets, Inc.
Dryden National Municipals Fund, Inc.
Dryden Short-Term Bond Fund, Inc. - Dryden Short-Term Corporate Bond Fund Dryden Short-Term Bond Fund, Inc. - Dryden Ultra Short Bond Fund
Dryden Tax-Free Money Fund, Inc.
Dryden Total Return Bond Fund, Inc.

The Target Portfolio Trust - Intermediate-Term Bond Portfolio
The Target Portfolio Trust - International Bond Portfolio
The Target Portfolio Trust - International Equity Portfolio
The Target Portfolio Trust - Large Capitalization Growth Portfolio The Target Portfolio Trust - Large Capitalization Value Portfolio The Target Portfolio Trust - Mortgage Backed Securities Portfolio The Target Portfolio Trust - Small Capitalization Growth Portfolio The Target Portfolio Trust - Small Capitalization Value Portfolio The Target Portfolio Trust - Total Return Bond Portfolio
The Target Portfolio Trust - U.S. Government Money Market Portfolio

Jennison 20/20 Focus Fund
Dryden Core Investment Fund

Dryden Government Income Fund, Inc.
Strategic Partners Opportunity Funds - Jennison Select Growth Fund
Strategic Partners Opportunity Funds - Strategic Partners New Era Growth Fund Strategic Partners Opportunity Funds - Dryden Strategic Value Fund

Prudential Institutional Liquidity Portfolio, Inc. - Institutional Money Market Series
Strategic Partners Real Estate Securities Fund

Dryden Municipal Bond Fund - High Income Series

Dryden Municipal Bond Fund - Insured Series

Jennison Natural Resources Fund, Inc.

The High Yield Income Fund, Inc.
Nicholas-Applegate Fund, Inc. - Nicholas-Applegate Growth Equity Fund

The Prudential Variable Contract Account - 2
The Prudential Variable Contract Account - 10
The Prudential Variable Contract Account - 11
Strategic Partners Mutual Funds, Inc. - Strategic Partners International Growth Fund
Strategic Partners Mutual Funds, Inc. - Strategic Partners Small Cap Growth Fund Strategic Partners Mutual Funds, Inc. - Strategic Partners Mid-Cap Growth Fund Strategic Partners Mutual Funds, Inc. - Strategic Partners Mid-Cap Value Fund Strategic Partners Mutual Funds, Inc. - Strategic Partners Technology Fund Strategic Partners Mutual Funds, Inc. - Strategic Partners Managed OTC Fund Strategic Partners Mutual Funds, Inc. - Strategic Partners Capital Growth Fund Strategic Partners Mutual Funds, Inc. - Strategic Partners Concentrated Growth Fund
Strategic Partners Mutual Funds, Inc. - Strategic Partners Core Value Fund Strategic Partners Mutual Funds, Inc. - Strategic Partners Large Cap Core Fund Strategic Partners Mutual Funds, Inc. - Strategic Partners Equity Income Growth Strategic Partners Mutual Funds, Inc. - Strategic Partners Balanced Fund Strategic Partners Mutual Funds, Inc. - Strategic Partners High Yield Bond Fund Strategic Partners Mutual Funds, Inc. - Strategic Partners Money Market Fund

THE INSURANCE FUNDS:
--------------------

American Skandia Trust - AST JPMorgan International Equity Portfolio American Skandia Trust - AST William Blair International Growth Portfolio American Skandia Trust - AST LSV International Value Portfolio
American Skandia Trust - AST MFS Global Equity Portfolio
American Skandia Trust - AST Small-Cap Growth Portfolio
American Skandia Trust - AST DeAM Small-Cap Growth Portfolio
American Skandia Trust - AST Federated Aggressive Growth Portfolio American Skandia Trust - AST Goldman Sachs Small-Cap Value Portfolio American Skandia Trust - AST Small-Cap Value Portfolio
American Skandia Trust - AST DeAM Small-Cap Value Portfolio
American Skandia Trust - AST Goldman Sachs Mid-Cap Growth Portfolio American Skandia Trust - AST Neuberger Berman Mid-Cap Growth Portfolio American Skandia Trust - AST Neuberger Berman Mid-Cap Value Portfolio

American Skandia Trust - AST Mid-Cap Value Portfolio
American Skandia Trust - AST T. Rowe Price Natural Resources Portfolio American Skandia Trust - AST T. Rowe Price Large-Cap Value Portfolio
American Skandia Trust - AST MFS Growth Portfolio
American Skandia Trust - AST Marsico Capital Growth Portfolio
American Skandia Trust - AST Goldman Sachs Concentrated Growth Portfolio American Skandia Trust - AST DeAM Large-Cap Value Portfolio
American Skandia Trust - AST Large-Cap Value Portfolio
American Skandia Trust - AST AllianceBernstein Core Value Portfolio
American Skandia Trust - AST Cohen & Steers Realty Portfolio
American Skandia Trust - AST Sanford Bernstein Managed Index 500 Portfolio American Skandia Trust - AST American Century Income & Growth Portfolio American Skandia Trust - AST AllianceBernstein Growth and Income Portfolio American Skandia Trust - AST DeAM Global Allocation Portfolio
American Skandia Trust - AST American Century Strategic Balanced Portfolio American Skandia Trust - AST T. Rowe Price Asset Allocation Portfolio
American Skandia Trust - AST T. Rowe Price Global Bond Portfolio
American Skandia Trust - AST Goldman Sachs High Yield Portfolio
American Skandia Trust - AST Lord Abbett Bond-Debenture Portfolio
American Skandia Trust - AST PIMCO Total Return Bond Portfolio
American Skandia Trust - AST PIMCO Limited Maturity Bond Portfolio
American Skandia Trust - AST Money Market Portfolio
American Skandia Trust - AST Aggressive Asset Allocation Portfolio
American Skandia Trust - AST Capital Growth Asset Allocation Portfolio American Skandia Trust - AST Balanced Asset Allocation Portfolio
American Skandia Trust - AST Conservative Asset Allocation Portfolio
American Skandia Trust - AST Preservation Asset Allocation Portfolio
American Skandia Trust - AST First Trust Balanced Target Portfolio
American Skandia Trust - AST First Trust Capital Appreciation Target Portfolio American Skandia Trust - AST Advanced Strategies Portfolio

The Prudential Series Fund - Conservative Balanced Portfolio
The Prudential Series Fund - Diversified Bond Portfolio
The Prudential Series Fund - Diversified Conservative Growth Portfolio The Prudential Series Fund - Equity Portfolio
The Prudential Series Fund - Flexible Managed Portfolio
The Prudential Series Fund - Global Portfolio
The Prudential Series Fund - Government Income Portfolio
The Prudential Series Fund - High Yield Bond Portfolio
The Prudential Series Fund - Jennison Portfolio
The Prudential Series Fund - Jennison 20/20 Focus Portfolio
The Prudential Series Fund - Money Market Portfolio
The Prudential Series Fund - Natural Resources Portfolio
The Prudential Series Fund - Small Capitalization Stock Portfolio
The Prudential Series Fund - Stock Index Portfolio

The Prudential Series Fund - Value Portfolio
The Prudential Series Fund - Zero Coupon Bond Portfolio 2005
The Prudential Series Fund - SP AIM Core Equity Portfolio
The Prudential Series Fund - SP T. Rowe Price Large Cap Growth Portfolio The Prudential Series Fund - SP Davis Value Portfolio
The Prudential Series Fund - SP LSV International Value Portfolio
The Prudential Series Fund - SP Small Cap Value Portfolio
The Prudential Series Fund - SP Large Cap Value Portfolio
The Prudential Series Fund - SP Mid Cap Growth Portfolio
The Prudential Series Fund - SP PIMCO High Yield Portfolio
The Prudential Series Fund - SP PIMCO Total Return Portfolio
The Prudential Series Fund - SP Prudential U.S. Emerging Growth Portfolio The Prudential Series Fund - SP Small Cap Growth Portfolio
The Prudential Series Fund - SP Strategic Partners Focused Growth
Portfolio
The Prudential Series Fund - SP William Blair International Growth
Portfolio
The Prudential Series Fund - SP Aggressive Growth Asset Allocation
Portfolio
The Prudential Series Fund - SP Balanced Asset Allocation Portfolio
The Prudential Series Fund - SP Conservative Asset Allocation Portfolio The Prudential Series Fund - SP Growth Asset Allocation Portfolio Prudential's Gibraltar Fund, Inc.

                                    EXHIBIT B

                     Persons Covered by this Code of Ethics

Judy A. Rice - President and Chief Executive Officer of the Retail Funds

David R. Odenath - President and Chief Executive Officer of the Insurance Funds

Grace C. Torres - Treasurer and Chief Financial Officer for the Retail and Insurance Funds

Robert F. Gunia - President and Chief Executive Officer of Nicholas-Applegate Fund, Inc. - Nicholas-Applegate Growth Equity Fund